Exhibit 10.2

XIMALAYA WELFARE LIMITED

2019 GLOBAL SHARE PLAN

(adopted by the Ximalaya Welfare Limited’s Board of Directors on August 30, 2019)

1.    Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors, and Consultants and to promote the success of the Company’s business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company or to increase this interest, by permitting them to purchase Shares of the ESOP Holdco, which shall hold all Company Shares to be issued under the Plan, to indirectly acquire an equity interest of the Company. The Plan provides for the grant of Options to purchase Shares of the ESOP Holdco.

2.    Definitions. For the purposes of this Plan, the following terms shall have the following meanings:

(a)    “Acquisition Date” means, with respect to Shares, the dates on which the Shares are issued upon exercise of an Option.

(b)    “Administrator” means the Founder or a committee appointed by the Founder.

(c)    “Applicable Law” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of U.S. state corporate laws, U.S. federal and state securities laws, U.S. federal law, U.S. Internal Revenue Code of 1986, the laws of the Cayman Islands, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(d)    “Award” means an Option.

(e)    “Board” means the Board of Directors of the ESOP Holdco.

(f)    “Change in Control” means the occurrence of any of the following events:

(i)    any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)    the consummation of the sale, lease, or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)    the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

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Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, an initial public offering of Shares under Applicable Law, shall not constitute a Change in Control.

(g)    “Committee” means a committee appointed by the Founder, Yu Jian Jun, for the purpose of administering the Plan, in accordance with Section 4 hereof.

(h)    “Company” means Ximalaya Inc., a company organized under the laws of the Cayman Islands, or any successor corporation thereto.

(i)    “Company Share” means an ordinary share of the Company, as adjusted in accordance with Section 12 hereof.

(j)    “Consultant” means, any person who is engaged by the Company or any Group Companies or Subsidiary to render consulting or advisory services to such entity, and, any natural person, including an advisor, who is engaged by the Company, or any Group Companies or Subsidiary to render bona fide consulting or advisory services to such entity and who is compensated for the services; provided that the term “Consultant”, does not include (i) Employees, (ii) Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors, (iii) securities promoters, (iv) independent agents, franchisees and salespersons who do not have employment relationships with the Company from which they derive at least fifty percent of their annual income, (v) service providers involved in any financing transaction of the Company or the issuance of the securities of the Company or any of its subsidiaries or (vi) any other person who would not be “consultants” or “advisors” as defined pursuant to Applicable Laws.

(k)    “Date of Grant” means the date an Award is granted to a Participant in accordance with Section 13 hereof.

(l)    “Director” means a member of the Board or the board of directors of the Company.

(m)    “Disability” means total and permanent physical disability.

(n)    “Employee” means any person, including officers and directors, employed by the Company or any Group Companies or Subsidiary. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Group Companies or Subsidiary, including sick leave, military leave, or any other personal leave, or (ii) transfers between locations of the Company or between the Company or any Group Companies or Subsidiary, or any successor, provided that no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Option held by the Optionee shall then cease to be an Option. Neither service as a director nor payment of a director’s fee by the Company or any Group Companies or Subsidiary shall be sufficient to constitute “employment” by the Company or any Group Companies or Subsidiary.

(o)    “ESOP Holdco” means a company duly organized and existing under the laws of the British Virgin Islands, established for the purpose of holding the Company Shares to be issued under this Plan and servicing as the platform for selected individuals to indirectly acquire equity interests of the Company under this Plan.

(p)    “Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Administrator in the applicable Option Agreement in accordance with Section 6(c) hereof.

(q)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(r)    “Fair Market Value” means, as of any date, the value of the Shares or the Options determined by the Administrator in good faith and with reference to the market value of such Shares in accordance with Applicable Law.

(s)     “Founder” means YU Jianjun (余建军)，a Chinese citizen with his identification card number being *.

(t)    “Group Companies” has the meaning ascribed in the Shareholders Agreement dated March 4, 2019, as amended from time to time.

(u)    “Initial Public Offering” means a firm underwritten public offering of the shares or other equity securities of the Company on the Hong Kong Stock Exchange, New York Stock Exchange or Nasdaq that has been registered under the applicable securities Laws, or in a similar public offering of such shares or other equity securities in another jurisdiction which results in such shares or other equity securities trading publicly on a recognized regional or national securities exchange.

(v)    “Option” means an option to purchase Shares that is granted pursuant to the Plan in accordance with Section 6 hereof.

(w)    “Option Agreement” means a written or electronic agreement between the Company and an Optionee, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual Option granted under the Plan, and includes any documents attached to or incorporated into the Option Agreement, including, but not limited to, a notice of option grant and a form of exercise notice. The Option Agreement shall be subject to the terms and conditions of the Plan.

(x)    “Optioned Shares” means the Shares subject to an Option.

(y)    “Optionee” means the holder of an outstanding Option granted under the Plan.

(z)    “Participant” means an Optionee, as applicable given the context, or the holder of Shares issuable or issued pursuant to the exercise of an Option.

(aa)    “Plan” means this Global Share Plan, as amended from time to time.

(bb)    “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(cc)    “Service Provider” means an Employee, Director, or Consultant.

(dd)    “Share” means an ordinary share of the ESOP Holdco, as adjusted in accordance with Section 11 hereof.

(ee)    “Shareholders Agreement” means the Shareholders Agreement dated March 4, 2019, as amended from time to time.

(ff)     “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing.

(gg)    “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(hh)    “U.S. Person” has the meaning accorded to it in Rule 902(k) of the Securities Act, and currently includes:

(i)    any natural person resident in the United States;

(ii)    any partnership or corporation organized or incorporated under the laws of the United States;

(iii)    any estate of which any executor or administrator is a U.S. Person;

(iv)    any trust of which any trustee is a U.S. Person;

(v)    any agency or branch of a foreign entity located in the United States;

(vi)    any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(vii)    any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)    any partnership or corporation if:

(A)    organized or incorporated under the laws of any foreign jurisdiction; and

(B)    formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) promulgated under the Securities Act) who are not natural persons, estates or trusts.

3.    Shares Subject to the Plan.

(a)    Basic Limitation. Subject to the provisions of Section 12 hereof, as of the date hereof, the Company proposes to issue and transfer to the ESOP Holdco 12,356,712 Company Shares (the “Company Shares”). The Company Shares shall be fully authorized and issued shares. The ESOP Holdco shall has rights to issue certain amount of shares of the ESOP Holdco (the “Trusted Shares”) and enter into a trust agreement, pursuant to which all such Trusted Shares of the ESOP Holdco shall be transferred to the Trustee (the “Trustee”), in which case, the number of Shares then held by the Trustee at any time shall not exceed the aggregate number of Shares that are subject to Awards outstanding under the Plan.

(b)    Additional Shares. If an Award expires, becomes unexercisable, or is cancelled, forfeited, or otherwise terminated without having been exercised or settled in full, as the case may be, the Shares allocable to the unexercised portion of the Award shall again become available for future grant under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan, upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that in the event that Shares issued under the Plan are reacquired by the ESOP Holdco pursuant to any forfeiture provision, right of repurchase or redemption, or are retained by the ESOP Holdco upon the exercise of an Award in order to satisfy the Exercise Price for the Award or any withholding taxes due with respect to the exercise, such Shares shall again become available for future grant under the Plan.

4.    Administration of the Plan.

(a)    Administrator. The Plan shall be administered by the Founder or any committee appointed by the Founder, which Committee shall be constituted to comply with Applicable Law.

(b)    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Founder to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)    to determine the Fair Market Value, in accordance with Section 2(o) hereof;

(ii)    to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii)    to determine the number of Shares to be covered by each Award granted hereunder;

(iv)    to approve the form(s) of agreement for use under the Plan;

(v)    to determine the terms and conditions of any Award granted hereunder including, but not limited to, the Exercise Price, the time or times when Options may be exercised (which may be based on performance criteria), the time or times when repurchase or redemption rights shall lapse, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)    to implement a program where (A) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower Exercise Prices and different terms), Awards of a different type, or cash, or (B) the Exercise Price of an outstanding Award is reduced, based in each case on terms and conditions determined by the Administrator in its sole discretion;

(vii)    to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying Applicable Laws;

(viii)    to allow Optionees to satisfy withholding tax obligations by electing to instruct the ESOP Holdco or Trustee withhold from the Optioned Shares to be issued under an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(ix)    to modify or amend each Award (subject to Section 17 hereof and Participant consent if the modification or amendment is to the Participant’s detriment), including, without limitation, the discretionary authority to extend the post-termination exercisability of an Option longer than is otherwise provided for in an Option Agreement or accelerate the vesting or exercisability of an Option may be subject;

(x)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(xi)    to determine of use of proceeds from the exercise of the Options;

(xii)    to appoint a sole director of ESOP Holdco (the “ESOP Holdco Sole Director”) and;

(xiii)    to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

(c)    Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Company to execute on behalf of the Company any instrument required to effect an Award previously granted by the Administrator.

(d)    Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants.

5.    Eligibility.

Only Service Providers that are not U.S. Persons, or trusts established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider, shall be eligible for the grant of Options.

6.    Terms and Conditions of Options.

(a)    Option Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the ESOP Holdco. Each Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in an Option Agreement. The provisions of the various Option Agreements entered into under the Plan need not be identical.

(b)    Number of Shares. Each Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12 hereof.

(c)    Exercise Price. Each Option Agreement shall specify the Exercise Price, which shall be determined by the Administrator in its sole discretion. The Exercise Price shall be payable in accordance with Section 9 hereof and the applicable Option Agreement.

(d)    Term of Option. The Option Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

(e)    Exercisability. Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Option Agreement shall be determined by the Administrator in its sole discretion. Unless otherwise determined by the Administrator in its sole discretion, the Option shall vest pursuant to the following schedule: twenty-five percent (25%) of the Option will vest on the first anniversary of the Date of Grant, and the remaining seventy-five percent (75%) of the Option will vest monthly in equal installments over the thirty-six (36) months following the first anniversary of the Date of Grant. Notwithstanding anything to the contrary contained herein, no Option shall vest prior to the first anniversary of Date of Grant.

(f)    Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Option Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

(i)    An Option shall be deemed exercised when the ESOP Holdco receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the Option is exercised, and (C) all representations, indemnifications, and documents reasonably requested by the Administrator including, without limitation, any Shareholders Agreement. Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 9 hereof and permitted by the Option Agreement.

(ii)    Upon exercise of an Option, in terms of any Optioned Shares held by an Optionee through a trust in accordance with a trust agreement, the ESOP Holdco Sole Director shall have a right to instruct the Trustee to change the beneficiary owner of the Optioned Shares to the name of the Optionee. Notwithstanding the foregoing, the Trustee shall retain possession of any certificate evidencing Shares issued by the ESOP Holdco at all times.

(iii)    The exercising of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(g)    Termination of Service (other than by death or disability).

(i) If an Optionee ceases to be a Service Provider for any reason other than because of death or disability, then the Optionee’s Options shall expire on the earliest of the following occasions:

(A)     The expiration date determined by Section 6(d) hereof;

(B)    The expiration date determined by Section 6(d) hereof in the event of termination of the Optionee’s relationship as a Service Provider due to the Company’s dismissal of such Optionee for any reason other than that in Section 6(g)(i)(C) or significant failure to meet the key performance indicator set by the Company for such Optionee; or

(C)     Immediately expired upon termination or demission of such Optionee’s relationship as a Service Provider due to infringement of Company’s interest by, or other fault or negligence of such Optionee at Company’s judgment or the Optionee’s voluntary termination of its relationship as a Service Provider, or upon a Service Provider’s infringement of the Company’s interest by directly or indirectly engaging in any business that in competition of the business of the Company or by breaching of his/her non-competition obligations to the Company or its subsidiaries under the Non-Competition Agreement.

(ii)    Under Section 6(g)(i)(A), unless the Option Agreement provides otherwise, the Founders may at their own discretion, or the ESOP Holdco may (only when the Founders decide not to do so) redeem/purchase all or part of the Optionee’s Option upon the expiration date at the Fair Market Value of such Option, and the ESOP Holdco may allow such Optionee to exercise the rest of the vested Optioned Shares, which are not fully redeemed or repurchased upon the expiration date, but only to the extent that the Option was vested and exercisable as of expiration date determined by Section 6(d) hereof. The balance of the Shares subject to the Option shall be forfeited on the expiration date.

(iii)    Following the termination of the Optionee’s relationship as a Service Provider under Section 6(g)(i)(B), the Founders, may at their sole discretion, or the ESOP Holdco may (only when the Founders decide not to do so) redeem/purchase all or part of the Optionee’s Option at any time before the expiration of the Option as set forth in Section 6(g)(i) at the Fair Market Value of such Option, and such Optionee shall keep the rest of the Optionee’s vested Option, which are not fully redeemed or repurchased, unless the Option Agreement provides otherwise. All unvested Options shall be forfeited and cancelled on the date of termination.

(iv)    If the termination of the Optionee’s relationship as a Service Provider is due to the circumstance under Section 6(g)(i)(C), then all the Shares vested to such Optionee subject to the Option shall be forfeited on the date of termination of the Optionee’s relationship as a Service Provider.

(v)    In the event that the Optionee dies after the termination of the Optionee’s relationship as a Service Provider but before the expiration of the Optionee’s Option as set forth in Section 6(g)(i) hereof, the Founders may at his sole discretion, or the ESOP Holdco may (only when the Founders decide not to do so) redeem/purchase all or part of the Optionee’s Option at the Fair Market Value of such Option, and the rest of the vested Option Shares, which are not fully redeemed or repurchased may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the termination date of the Optionee’s relationship as a Service Provider (or became vested and exercisable as a result of the termination), unless the Option Agreement provides otherwise. Any Optioned Shares subject to the portion of the Option that are vested as of the termination date of the Optionee’s relationship as a Service Provider but that are not purchased or exercised prior to the expiration of the Option pursuant to this Section 6(g) shall be forfeited immediately following the Option’s expiration.

(h)    Leaves of Absence. Unless otherwise determined by the Administrator, for purposes of Section 6 hereof, the service of an Optionee as a Service Provider shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of an Option shall be suspended during any unpaid leave of absence.

(i)    Death or Disability of Optionee.

(i)    If an Optionee dies or is permanently and physically disabled while a Service Provider, then the Optionee’s Option shall expire on the earlier of the following dates:

(A)    The expiration date determined by Section 6(d) hereof;

(B)    The last day of the six-month period following the Optionee’s death or permanent physical disability, or such later date as the Administrator may determine and specify in the Option Agreement.

(ii)    The ESOP Holdco or the Founders may redeem/purchase all or part of the Optionee’s Option at the Fair Market Value of such Option, and rest of Optionee’s vested Option Shares, which are not fully redeemed or repurchased may be exercised at any time before the expiration of the Option as set forth in Section 6(i)(i) hereof by the Optionee, executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance the, but only to the extent that the Option was vested and exercisable as of the date of the Optionee’s death, disability or had become vested and exercisable as a result of the death or disability, unless the Option Agreement provides otherwise. The balance of the Shares subject to the Option shall be forfeited upon the Optionee’s death or disability. Any unvested Option or Option that is vested as of the Optionee’s death or disability but that has not been exercised prior to the expiration of the Option pursuant to this Section 6(i) shall be forfeited immediately following the Option’s expiration.

(j)    Restrictions on Transfer of Shares. Any Shares transferred upon the exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine, and subject to laws and regulations in connections with sale of Shares, and subject to any and all transfer restrictions under the Shareholders Agreement. The restrictions described in the preceding sentence shall be set forth in the applicable Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

7.    Withholding Taxes. As a condition to the exercise of an Option, the Participant (or in the case of the Participant’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option) shall make such arrangements as the Administrator may require for the satisfaction of any applicable withholding taxes arising in connection with the exercise of an Option under the Applicable Law. The Participant (or in the case of the Participant’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option) also shall make such arrangements as the Administrator may require for the satisfaction of withholding tax obligations under Applicable Law that may arise in connection with the disposition of Shares acquired by exercising an Option. The ESOP Holdco shall not be required to transfer any Shares under the Plan until the foregoing obligations are satisfied. Without limiting the generality of the foregoing, upon the exercise of the Option, the ESOP Holdco shall have the right to withhold taxes from any compensation or other amounts that the ESOP Holdco may owe to the Participant, or to require the Participant to pay to the ESOP Holdco the amount of any taxes that the ESOP Holdco may be required to withhold with respect to the Shares issued to the Participant. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Participant to satisfy all or part of any withholding tax liability by (i) having the ESOP Holdco withhold from the Shares that would otherwise be transferred upon the exercise of an Option that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the portion of the ESOP Holdco’s withholding tax liability to be so satisfied or (ii) by delivering to the ESOP Holdco previously owned and unencumbered Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the amount of the ESOP Holdco’s withholding tax liability to be so satisfied. Subject to the preceding sentence, the exercisability provisions of any Option Agreement shall be determined by the Administrator in its sole discretion.

8.    Payment for Shares. The consideration to be paid for the Shares to be issued under the Plan, including the method of payment, shall be determined by the Administrator, subject to the provisions in this Section 9 and to the extent an Option Agreement so provides. The Administrator shall have the right to adopt any combination of payment methods or amend it at any time after the Options are granted.

(a)    General Rule. The entire Exercise Price (as the case may be) for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Option is exercised, except as otherwise provided in this Section 9.

(b)    Surrender of Shares. To the extent that an Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. These Shares shall be surrendered to the ESOP Holdco in good form for transfer and shall be valued at their Fair Market Value on the date the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if this action would subject the Company to adverse accounting consequences, as determined by the Administrator.

(c)    Surrender of Options. To the extent that an Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering Options that are vested to the Optionee and are exercisable as of the date the Option is surrendered. The Options to be surrendered shall be valued at their Fair Market Value on the date the Option is surrendered minus their exercise price as provided in the Option Agreement under which the Options are granted. Upon surrender of the Options to the ESOP Holdco, they shall be immediately cancelled. The Optionee shall not surrender any Option in payment of the Exercise Price if this action would subject the Company to adverse accounting consequences, as determined by the Administrator.

(d)    Exercise/Sale. At the discretion of the Administrator and to the extent an Option Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) or an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e)    Other Forms of Consideration. At the discretion of the Administrator and to the extent an Option Agreement so provides, all or a portion of the Exercise Price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law.

9.    Nontransferability of Awards. Unless otherwise determined by the Administrator and provided in the applicable Option Agreement (or be amended to provide), no Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than by will or applicable laws of descent and distribution or pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment, or similar process. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void. Awards may be exercised during the lifetime of the Participant only by the Participant.

10.    Rights as a Member. Subject to the provisions specified in an Option Agreement, until the actual transfer of the Shares (as evidenced by the appropriate entry on the books of the ESOP Holdco or of a duly authorized transfer agent of the ESOP Holdco), no right to vote or receive dividends or any other rights as a member shall exist with respect to the Shares, notwithstanding the exercise of the Award. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan. All voting rights represented by the Shares shall be irrevocably granted to the sole director of the ESOP Holdco, YU Jianjun, or any other appointee as determined by the Administrator, and the sole director of the ESOP Holdco or other appointee of the Administrator shall have the right to exercise such voting power as they deem necessary.

11.    Adjustment of Shares.

(a)    Changes in Capitalization. Subject to any required action by the members of the Company or the ESOP Holdco respectively, the class(es) and number and type of Company Shares that shall be transferred to the Holdco and the Shares authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, and the class(es), number, and type of Shares covered by each outstanding Award, as well as the price per Share covered by each outstanding Award, shall be proportionately adjusted for any increase, decrease, or change in the number or type of outstanding Shares or other securities of the Company or exchange of outstanding Shares or other securities of the Company into or for a different number or type of shares or other securities of the Company or successor entity, or for other property (including, without limitation, cash) or other change to the Shares resulting from a share split, reverse share split, share dividend, dividend in property other than cash, combination of shares, exchange of shares, combination, consolidation, recapitalization, reincorporation, reorganization, change in corporate structure, reclassification, or other distribution of the Shares effected without receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The adjustment contemplated in this Section 12(a) shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of equity securities of the Company of any class, or securities convertible into equity securities of the Company of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type, or price of Shares subject to an Award.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her vested Option until fifteen (15) days prior to the proposed dissolution or liquidation as to all of the Optioned Shares covered thereby. In addition, the Administrator may provide that any ESOP Holdco repurchase or redemption option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Change in Control. Except as may otherwise be provided in any Option Agreement, if the Administrator anticipates the occurrence, or upon the occurrence, of a Change in Control, the Administrator may provide for (i) any and all outstanding Awards hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested and exercisable portion of such Awards during a period of time as the Administrator shall determine, (ii) the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award, then such Award may be terminated by the Company without payment), or (iii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a parent company or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices.

(d)    Initial Public Offering Unless otherwise determined by the Administrator, in the event of the Initial Public Offering of the Company, any option granted under the plan shall continue to vest in accordance with the original schedule, provided that the Optionees shall fully cooperate with the Company to fulfil any foreign exchange administration registration obligations pursuant to relevant laws and regulations.

(e)    Reservation of Rights. Except as provided in this Section 11 and in the applicable Option Agreement, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Optioned Shares. The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

12.    Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator.

13.    Securities Law Requirements.

(a)    Legal Compliance. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. Shares delivered under the Plan shall be subject to transfer restrictions, and the person acquiring the Shares shall, as a condition to the exercise of an Option if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with Applicable Law, including, without limitation, the representation and warranty at the time of acquisition of the Shares that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares.

14.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.    Duration and Amendment.

(a)    Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board. Unless sooner terminated under Section 15(b) hereof, the Plan shall continue in effect for a term of ten (10) years from the effective date of the Plan.

(b)    Amendment and Termination. The Administrator may at any time amend, alter, suspend, or terminate the Plan.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Shares shall be transferred under the Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of the Plan.

16.    Legending Share Certificates. In order to enforce any restrictions imposed upon Shares issued upon the exercise of Options, including, without limitations, the restrictions described in Sections 6(i) and 7(c) hereof, the Administrator may, to the extent an Option Agreement so provides, cause a legend or legends to be placed on any share certificates representing the Shares, which legend or legends shall make appropriate reference to the restrictions, including, without limitation, a restriction against sale of the Shares for any period as may be required by Applicable Law.

17.    No Retention Rights. Neither the Plan nor any Award shall confer upon any Participant any right to continue his or her relationship as a Service Provider with the Company for any period of specific duration or interfere in any way with his or her right or the right of the Company (or any Group Companies or Subsidiary employing or retaining the Participant), which rights are hereby expressly reserved by each, to terminate this relationship at any time, with or without cause, and with or without notice.

18.    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Group Companies or Subsidiary and a Participant or any other person. To the extent that any Participant acquires a right to receive payments from the Company or any Group Companies or Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company, Group Companies, or any Subsidiary.

19.    No Rights to Awards. No Participant, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of a Service Provider, Participant, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

20.    Governing Law. This Plan and all Options granted hereunder shall be governed by and construed in accordance with the laws of Hong Kong.

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